                                                                  EXHIBIT 10.10


                              BUSINESS CONFIDENTIAL



                           OXYGEN, NITROGEN, AND ARGON
                                SUPPLY AGREEMENT





                                     BETWEEN




                                  PRAXAIR, INC.


                                       AND


                               ROUGE STEEL COMPANY
                                  DEARBORN, MI

                                TABLE OF CONTENTS


                                                                                                                Page
PART I - DEFINITIONS..............................................................................................1
         ARTICLE 1 - DEFINITIONS..................................................................................1


PART II - OXYGEN SUPPLY...........................................................................................4
         ARTICLE 2 - QUANTITY, INSTALLATION, OPERATION AND MAINTENANCE............................................4
         ARTICLE 3 - GASEOUS OXYGEN RECEIVERS ....................................................................5
         ARTICLE 4 - OXYGEN DELIVERY..............................................................................5
         ARTICLE 5 - SELLER'S SHUTDOWN - OXYGEN SUPPLY SYSTEM.....................................................6


PART III - NITROGEN SUPPLY........................................................................................6
         ARTICLE 6 - QUANTITY, INSTALLATION, OPERATION AND MAINTENANCE............................................6
         ARTICLE 7 - NITROGEN DELIVERY............................................................................7
         ARTICLE 8 - SELLER'S SHUTDOWN - NITROGEN SUPPLY SYSTEM...................................................7


PART IV - ARGON SUPPLY............................................................................................7
         ARTICLE 9 - QUANTITY, INSTALLATION, OPERATION AND MAINTENANCE............................................7
         ARTICLE 10 - ARGON DELIVERY..............................................................................8


PART V - PRICING AND REPRICING....................................................................................9
         ARTICLE 11 - PRICING AND REPRICING.......................................................................9


PART VI - GENERAL TERMS AND CONDITIONS...........................................................................12
         ARTICLE 12 - OXYGEN AND NITROGEN METERS.................................................................12
         ARTICLE 13 - SPECIFICATIONS.............................................................................13
         ARTICLE 14 - PAYMENT....................................................................................14
         ARTICLE 15 - TAXES......................................................................................14

         ARTICLE 16 - CONTINGENCIES..............................................................................15
         ARTICLE 17 - ASSIGNMENT.................................................................................16
         ARTICLE 18 - LIABILITY..................................................................................16
         ARTICLE 19 - DURATION OF AGREEMENT......................................................................17
         ARTICLE 20 - PRIOR AGREEMENT............................................................................17
         ARTICLE 21 - EARLY TERMINATION OF AGREEMENT.............................................................17
         ARTICLE 22 - PURCHASES BY BUYER FROM A THIRD PARTY......................................................17
         ARTICLE 23 - RESOLUTION OF DISPUTES.....................................................................18
         ARTICLE 24 - EASEMENTS AND RIGHTS OF WAY................................................................19
         ARTICLE 25 - BUYER'S AND SELLER'S AUTHORIZED REPRESENTATIVES............................................19
         ARTICLE 26 - FAIR LABOR STANDARDS ACT...................................................................19
         ARTICLE 27 - HEADINGS...................................................................................19
         ARTICLE 28 - SMOKING AND OPEN FLAMES....................................................................19
         ARTICLE 29 - NON-WAIVER.................................................................................19
         ARTICLE 30 - APPLICABLE LAW.............................................................................20
         ARTICLE 32 - ENTIRE AGREEMENT...........................................................................20

         EXHIBIT A - DRAWING
         EXHIBIT B - EXHIBIT B EQUIPMENT
         EXHIBIT C - DRAWING
         EXHIBIT D -EXAMPLES ILLUSTRATING THE INTENT OF THE PARTIES REGARDING SUPPLEMENTAL NITROGEN AND
         SUPPLEMENTAL OXYGEN
         EXHIBIT E - SAMPLE CALCULATION OF LOAD FACTOR


         THIS AGREEMENT made and entered into as of December 1, 2002, by and between Praxair, Inc., a Delaware corporation with an office located at 39 Old Ridgebury Road, Danbury, CT 06810-5113 (hereinafter referred to as "Seller") and Rouge Steel Company, a Delaware corporation with an office located at 3001 Miller Road, Dearborn, MI 48121-1699 (hereinafter referred to as "Buyer");

                                  WITNESSETH:

         WHEREAS, Buyer requires substantial quantities of oxygen, nitrogen, and argon for use at its plant at Dearborn, Michigan, and has requested Seller to supply such quantities of oxygen, nitrogen and argon to such plant; and

         WHEREAS, Seller owns and operates facilities for the production of oxygen, nitrogen and argon at Ecorse, Michigan from which Seller is willing to supply oxygen, nitrogen and argon to Buyer;

         NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, Buyer and Seller agree as follows:

                              PART I - DEFINITIONS

ARTICLE 1 - DEFINITIONS

         As used in this Agreement:

         1.1 "Agreement Date" means December 1, 2002.

         1.2 "Argon Distributing System" means the system of trunk and service pipelines owned and operated by Buyer for the transmission of vaporized Liquid Argon from the Liquid Argon Storage System to the various argon use points within Buyer's Plant.

         1.3 This Article intentionally left blank

         1.4 "Buyer's Argon Requirements" means Buyer's total present and future requirements, in gaseous and liquid form, of argon, other than argon supplied in cylinders, for use at Buyer's Plant; provided, however, in the event Buyer should require argon for use at Buyer's Plant in connection with any new technological process utilized at Buyer's Plant subsequent to the date of this Agreement which requires investment, either by Buyer or another party, where as a condition of using such new process Buyer is required to purchase its argon requirements for use in such process from a supplier other than Seller, and a similar process is not available from Seller at an equal or lower price and substantially similar terms and conditions, any argon so required for use at Buyer's Plant under such conditions shall not be deemed to be included in the definition of "Buyer's Argon Requirements" for purposes of this Agreement.

         1.5 "Buyer's Nitrogen Requirements" means Buyer's total present and future requirements, in gaseous and liquid form, of nitrogen, other than that supplied in cylinders, for use at Buyer's Plant; provided, however, in the event Buyer should require nitrogen for use at Buyer's Plant in connection with any new technological process utilized at Buyer's Plant subsequent to the date of this Agreement which requires investment, either by Buyer or another party, where as a condition of using such new process Buyer is required to purchase its nitrogen requirements for use in such process from a supplier other than Seller, and a similar process is not available from Seller at an equal or lower price and substantially similar terms and conditions, any nitrogen so required for use at Buyer's Plant under such conditions shall not be deemed to be included in the definition of "Buyer's Nitrogen Requirements" for purposes of this Agreement; and further provided, that notwithstanding anything contained in this Article 1.5, in no event shall Buyer be relieved of its obligation to pay for a minimum of XXXXXXXX Cubic Feet of Gaseous Nitrogen each Month at the then current First Block Gaseous Nitrogen Price even if no nitrogen is taken during any such Month as provided in Article 11.3.

         1.6 "Buyer's Oxygen Requirements" means Buyer's total present and future requirements, in gaseous and liquid form, of oxygen, other than that supplied in cylinders, for use at Buyer's Plant; provided, however, in the event Buyer should require oxygen for use at Buyer's Plant in connection with any new technological process utilized at Buyer's Plant subsequent to the date of this Agreement which requires investment, either by Buyer or another party, where as a condition of using such new process Buyer is required to purchase its oxygen requirements for use in such process from a supplier other than Seller, and a similar process is not available from Seller at an equal or lower price and substantially similar terms and conditions, any oxygen so required for use at Buyer's Plant under such conditions shall not be deemed to be included in the definition of "Buyer's Oxygen Requirements" for purposes of this Agreement; and further provided, that notwithstanding anything contained in this Article 1.6, in no event shall Buyer be relieved of its obligation to pay for a minimum of XXXXXXXX Cubic Feet of Gaseous Oxygen each Month at the then current First Block Gaseous Oxygen Price even if no oxygen is taken during any such Month as provided in Article 11.2.

         1.7 "Buyer's Plant" means Buyer's plant at the location referred to in the first WHEREAS clause above, and any additions thereto.

         1.8 "Contract Year" means a period of one (1) year commencing on the Agreement Date or on any yearly anniversary of such date.

         1.9 "Cubic Foot" means that quantity of oxygen, nitrogen, or argon that would occupy a volume of one cubic foot at 70 degrees Fahrenheit temperature and
14.696 pounds per square inch absolute pressure.

         1.10 "Gaseous Nitrogen" means nitrogen delivered (a) at a maximum instantaneous demand rate not to exceed XXXXXXXX Cubic Feet per minute, or (b) up to a quantity not to exceed XXXXXXXX Cubic Feet in any Month.

         1.11 "Gaseous Oxygen" means oxygen delivered (a) at a maximum instantaneous demand rate not to exceed XXXXXXXX Cubic Feet per minute, or (b) up to a quantity not to exceed XXXXXXXX Cubic Feet in any Month.

         1.12 "Gaseous Oxygen Receivers" means the storage tanks together with the oxygen regulators and any associated piping and equipment located at Buyer's Plant which Buyer has sold to Seller as provided in Article 3.1.

         1.13 "Liquid Argon" means all argon delivered to Buyer hereunder in liquid form to the Liquid Argon Storage System.

         1.14 "Liquid Argon Delivery Point" means the point at which Liquid Argon is delivered into the Liquid Argon Storage System.

         1.15 "Liquid Argon Storage System" means the storage tanks, vaporization equipment, piping, controls, devices and instrumentation owned, installed, operated and maintained by Seller at Buyer's Plant for the storage and vaporization of Liquid Argon. The location of the Liquid Argon Storage System is depicted in Exhibit C attached hereto and made a part hereof.

         1.16 "Meter and Receiver Site" means that plot of ground at Buyer's Plant as depicted in Exhibit A attached hereto and made a part hereof which Buyer has furnished to Seller for the term hereof for the purpose of installing, maintaining and operating the oxygen and nitrogen meters installed by Seller as provided in Article 12 and the Gaseous Oxygen Receivers sold by Buyer to Seller as provided in Article 3.1.

         1.17 "Month" means that period of time beginning at twelve o'clock midnight on the first day of any calendar month and extending to twelve o'clock midnight on the first day of the following calendar month.

         1.18 "Nitrogen Delivery Point" means the flange where Seller's Nitrogen Pipeline will be connected to the Nitrogen Distributing System at the existing nitrogen meter station depicted in Exhibit A.

         1.19 "Nitrogen Distributing System" means the system of trunk and service pipelines owned and operated by Buyer for the transmission of nitrogen from the Nitrogen Delivery Point to the various nitrogen use points within Buyer's Plant.

         1.20 "Nitrogen Supply System" means the facilities owned and operated by Seller at the location referred to in the second WHEREAS clause above for the supply, production, compression, storage and vaporization of nitrogen to be delivered hereunder.

         1.21 "Oxygen Delivery Point" means the flange where Seller's Oxygen Pipeline will be connected to the Oxygen Distributing System within the Meter and Receiver Site depicted in Exhibit A.

         1.22 "Oxygen Distributing System" means the system of trunk and service pipelines owned and operated by Buyer for the transmission of oxygen from the Oxygen Delivery Point to the various oxygen use points within Buyer's Plant.

         1.23 "Oxygen Supply System" means the facilities owned and operated by Seller at the location referred to in the second WHEREAS clause above for the production, compression, storage and vaporization of oxygen to be delivered hereunder.

         1.24 "Seller's Nitrogen Pipeline" means the pipeline owned and maintained by Seller for the delivery of nitrogen from the Nitrogen Supply System to the Nitrogen Delivery Point.

         1.25 "Seller's Oxygen Pipeline" means the pipeline owned and maintained by Seller for the delivery of oxygen from the Oxygen Supply System to the Oxygen Delivery Point.

         1.26 "Supplemental Nitrogen" means all nitrogen delivered hereunder during any Month that is not Gaseous Nitrogen as determined by adding (i) the quantity of nitrogen delivered during such Month at an instantaneous demand rate in excess of XXXXXXXX Cubic Feet per minute, (ii) the quantity of nitrogen delivered during such Month pursuant to Article 16 and (iii) the quantity of nitrogen calculated by subtracting the sum of the quantities of (i) and (ii) above from the quantity of nitrogen, if any, delivered during such Month that is in excess of XXXXXXXX Cubic Feet; provided, however, in no event will the difference so obtained be less than zero. Reference Exhibit D attached hereto and made a part hereof for an example illustrating the intent of the parties regarding the meaning of the term "Supplemental Nitrogen".

         1.27 "Supplemental Oxygen" means all oxygen delivered hereunder during any Month that is not Gaseous Oxygen as determined by adding (i) the quantity of oxygen delivered during such Month at an instantaneous demand rate in excess of XXXXXXXX Cubic Feet per minute, (ii) the quantity of oxygen delivered during such Month pursuant to Article 16 and (iii) the quantity of oxygen calculated by subtracting the sum of the quantities of (i) and (ii) above from the quantity of oxygen, if any, delivered during such Month that is in excess of XXXXXXXX Cubic Feet; provided, however, in no event will the difference so obtained be less than zero. Reference Exhibit D for an example illustrating the intent of the parties regarding the meaning of the term "Supplemental Oxygen".

         1.28 "Quarter" means a calendar quarter.

                             PART II - OXYGEN SUPPLY

ARTICLE 2 - QUANTITY, INSTALLATION, OPERATION AND MAINTENANCE

         2.1 Seller will sell and deliver into the Oxygen Distributing System and Buyer will purchase and receive from Seller on the terms and conditions hereinafter set forth Buyer's Oxygen Requirements. Seller will deliver Gaseous Oxygen to meet Buyer's Oxygen Requirements up to the maximum instantaneous demand rate set forth in Article 1.11.

         2.2.This Article intentionally left blank.

         2.3 If, from time to time, Buyer requires to purchase oxygen at an instantaneous demand rate in excess of the maximum instantaneous demand rate for Gaseous Oxygen as set forth in Article 1.11, Seller will, during the term of this Agreement, sell and deliver such oxygen as Supplemental Oxygen to the extent that Seller, in its reasonable discretion, deems that it has such oxygen available for Buyer and delivery may be made within the flow and pressure limitations of Seller's Oxygen Pipeline and the metering equipment installed pursuant to Article 12.

         2.4 Seller shall, at its sole expense, own, maintain and operate the Oxygen Supply System, Seller's Oxygen Pipeline and the metering equipment and communications system installed pursuant to

Article 12 during the term of this Agreement. All of the foregoing shall be and remain the sole property of Seller and, within a period of one hundred eighty
(180) days following termination of this Agreement, Seller shall have the option to remove any and all components thereof that may then be situated at Buyer's Plant or leave same in place and pass title of any such components left in place to Buyer. In removing any such components that may be situated at Buyer's Plant as aforesaid, Seller shall not unreasonably interfere with the business or operations of Buyer and to the extent Seller does so interfere with the business or operations of Buyer, Seller shall reimburse Buyer for any damages sustained by Buyer as a result thereof.

         2.5 Buyer shall, during the term of this Agreement, maintain the Oxygen Distributing System and Seller, at no cost to Buyer, will maintain the connection between Seller's Oxygen Pipeline and the Oxygen Distributing System.

ARTICLE 3 - GASEOUS OXYGEN RECEIVERS

         3.1 Buyer has sold to Seller and Seller has bought from Buyer all right, title and interest in and to the equipment specified in Exhibit B attached hereto and made a part hereof, including without limitation, the Gaseous Oxygen Receivers as more particularly identified in Exhibit B. The equipment specified in Exhibit B is sometimes hereinafter collectively referred to as the "Exhibit B Equipment".

         3.2 This Article left intentionally blank

         3.3 The Exhibit B Equipment has been sold by Buyer to Seller "as is, where is" free and clear of all liens, security interests and encumbrances of any kind.

         3.4 During the term of this Agreement Seller shall, at its expense, inspect, maintain, operate, repair and replace the Exhibit B Equipment; provided, however, in the event any item of Exhibit B Equipment or any component thereof specifically identified on Exhibit B as Exhibit B Equipment for which Buyer will be required to bear the cost of repair or replacement, needs to be repaired or replaced during the term hereof, and the parties agree that such need exists, Seller shall, at Buyer's expense, cause such item of Exhibit B Equipment or component thereof to be repaired or replaced and Buyer shall reimburse Seller for any costs, including without limitation the cost of material and labor, incurred by Seller in connection with such repair or replacement within thirty (30) days following the date of Seller's invoice therefor.

         3.5 This Article intentionally left blank.

         3.6 Effective as of the date this Agreement terminates, Seller shall resell to Buyer and Buyer shall repurchase from Seller for ten (10) dollars all of Seller's right, title and interest in and to the Exhibit B Equipment on the same basis as Seller has purchased same from Buyer as provided in Article 3.3.

ARTICLE 4 - OXYGEN DELIVERY

         4.1 Oxygen will be delivered from the Oxygen Supply System at a pressure of not less than 275 pounds per square inch gauge or more than 450 pounds per square inch gauge to a regulator which will deliver oxygen into the Oxygen Distributing System at a pressure of not less 180 pounds per square inch gauge or more than 220 pounds per square inch gauge. Seller's pressure relief valves will actuate on Seller's Oxygen Pipeline at 475 pounds per square inch gauge. Buyer shall be responsible for installing and maintaining appropriate relief devices on the Oxygen Distributing System.

         4.2 Title to and risk of loss of oxygen delivered through Seller's Oxygen Pipeline shall pass to Buyer at the Oxygen Delivery Point.

ARTICLE 5 - SELLER'S SHUTDOWN - OXYGEN SUPPLY SYSTEM

         5.1 Seller will have the right from time to time to shut down the Oxygen Supply System for such period of time as may be necessary for Seller to make ordinary repairs for maintenance and/or thawing necessary and consistent with proper operation. During any such period, Seller shall deliver from storage Buyer's Oxygen Requirements.

                           PART III - NITROGEN SUPPLY

ARTICLE 6 - QUANTITY, INSTALLATION, OPERATION AND MAINTENANCE

         6.1 Seller will sell and deliver into the Nitrogen Distributing System and Buyer will purchase and receive from Seller on the terms and conditions hereinafter set forth Buyer's Nitrogen Requirements. Seller will deliver Gaseous Nitrogen to meet Buyer's Nitrogen Requirements up to the maximum instantaneous demand rate set forth in Article 1.10.

         6.2 If, from time to time, Buyer requires to purchase nitrogen at an instantaneous demand rate in excess of the maximum instantaneous demand rate for Gaseous Nitrogen as set forth in Article 1.10, Seller will, during the term of this Agreement, sell and deliver such nitrogen as Supplemental Nitrogen to the extent that Seller, in its reasonable discretion, deems that it has such nitrogen available for Buyer and delivery may be made within the flow and pressure limitations of Seller's Nitrogen Pipeline and the metering equipment installed pursuant to Article 12.

        6.3 Seller shall, at its sole expense, own, maintain and operate the Nitrogen Supply System, Seller's Nitrogen Pipeline and the metering equipment and communications system installed pursuant to Article 12 during the term of this Agreement. All of the foregoing shall be and remain the sole property of Seller and, within a period of one hundred eighty (180) days following termination of this Agreement, Seller shall have the option to remove any and all components thereof which may then be situated at Buyer's Plant or leave same in place and pass title of any such components left in place to Buyer. In removing any such components that may be situated at Buyer's Plant as aforesaid, Seller shall not unreasonably interfere with the business or operations of Buyer and to the extent Seller does so interfere with the business or operations of Buyer, Seller shall reimburse Buyer for any damages sustained by Buyer as a result thereof.

         6.4 Buyer shall, during the term of this Agreement, maintain the Nitrogen Distributing System, and Seller at no cost to Buyer, will maintain the connection between Seller's Nitrogen Pipeline and the Nitrogen Distributing System.

ARTICLE 7 - NITROGEN DELIVERY

         7.1 Nitrogen will be delivered into the Nitrogen Distributing System at a pressure of not less than 150 pounds per square inch gauge or more than 225 pounds per square inch gauge. Pressure relief valves will actuate on Seller's Nitrogen Pipeline at 275 pounds per square inch gauge and Buyer shall be responsible for installing appropriate relief devices on the Nitrogen Distributing System.

         7.2 Title to and risk of loss of nitrogen delivered through Seller's Nitrogen Pipeline shall pass to Buyer at the Nitrogen Delivery Point.

ARTICLE 8 - SELLER'S SHUTDOWN - NITROGEN SUPPLY SYSTEM

         8.1 Seller will have the right from time to time to shut down the Nitrogen Supply System for such period of time as may be necessary for Seller to make ordinary repairs for maintenance and/or thawing necessary and consistent with proper operation. During any such period, Seller shall deliver from storage Buyer's Nitrogen Requirements.

                             PART IV - ARGON SUPPLY

ARTICLE 9 - QUANTITY, INSTALLATION, OPERATION AND MAINTENANCE

         9.1 Seller will sell and deliver to Buyer and Buyer will purchase and receive from Seller, on the terms and conditions hereinafter set forth, Buyer's Argon Requirements. Buyer will give Seller reasonable advance notice of the quantities of Liquid Argon needed for Buyer's use. Seller will deliver such quantities within a reasonable time not to exceed twenty-four (24) hours after receipt of order. The delivery of Liquid Argon by Seller will constitute Buyer's purchase thereof, and the quantities delivered will be measured by the method Seller regularly uses for the type of delivery made. Buyer grants to Seller the right of twenty-four (24) hour access to the Liquid Argon Storage System for the performance of this Agreement, and if Buyer fails to grant such access, Buyer will pay Seller any special expenses incurred. Seller will only make full truckload deliveries of Liquid Argon unless otherwise agreed to by Buyer and Seller.

         9.2 Seller, at its expense, unless otherwise provided herein, will: (i) install the Liquid Argon Storage System and make the connections to the Argon Distributing System as depicted in Exhibit C for the distribution of Liquid Argon; (ii) maintain the Liquid Argon Storage System; and (iii) remove the Liquid Argon Storage System within a reasonable time not to exceed one hundred eighty (180) days following termination of this Agreement. In addition, Seller may, at its expense, and for reasons other than a substantial change in Buyer's Argon Requirements, method of supply or Buyer's Plant and with Buyer's approval, such approval not to be unreasonably withheld, remove the Liquid Argon Storage System or any part thereof, and replace it with another argon supply system or another Liquid Argon Storage System or part thereof, as Seller may deem appropriate for the supply of Buyer's Argon Requirements. The Liquid Argon Storage System will remain the property of Seller at all times. If Seller relocates or removes all or part of the Liquid Argon Storage System and installs a replacement due to a substantial change in Buyer's Argon Requirements, method of supply or Buyer's Plant, Seller may charge Buyer the cost of such removal and installation as approved by Buyer prior to said removal and installation, such approval not to be unreasonably withheld. If the Liquid Argon Storage System is damaged by Buyer, its agents, employees, contractors or invitees, the cost of repairs reasonably required by Seller will be borne by Buyer. At the time Liquid Argon is first delivered hereunder, the Liquid Argon Storage System will include storage tanks with capacities of 3,000 gallons with atmospheric vaporizers and 11,000 gallons with steam vaporizers.

         9.3 Buyer, at its expense, has provided and will continue to provide:
(i) a site for the Liquid Argon Storage System with access by road which is reasonably acceptable to Seller; (ii) a foundation for the Liquid Argon Storage System which is reasonably acceptable to Seller; (iii) fencing to prevent tampering which is reasonably acceptable to Seller; and (iv) isolation barriers which are reasonably acceptable to Seller. In addition, Buyer, at its expense, has obtained and will continue to maintain all necessary permits and licenses for the Liquid Argon Storage System and has furnished and will continue to furnish all utilities reasonably required by Seller in connection with the Liquid Argon Storage System, such as electric power, lighting, telephone, water and/or steam. The facilities furnished by Buyer for the purpose of delivering such utilities to the points on the Liquid Argon Storage System site designated by Seller have been found satisfactory by Seller and Buyer will continue to furnish such facilities hereunder. Buyer will prevent persons other than Seller's representatives or Buyer's employees, agents, contractors or invitees authorized by Seller, from entering the Liquid Argon Storage System site, delaying delivery, or altering, repairing, adjusting, or otherwise tampering with the Liquid Argon Storage System.

         9.4 Buyer shall, during the term of this Agreement, maintain the Argon Distributing System, and Seller, at no cost to Buyer, will maintain the connection between the Liquid Argon Storage System and the Argon Distributing System depicted in Exhibit C.

ARTICLE 10 - ARGON DELIVERY

         10.1 Liquid Argon will be vaporized by the Liquid Argon Storage System and transferred into the Argon Distributing System at a pressure of not less than 150 pounds per square inch gauge or more than 220 pounds per square inch gauge. Pressure relief valves will actuate on the Liquid Argon Storage System at 265 pounds per square inch gauge and Buyer shall be responsible for installing appropriate relief devices on the Argon Distributing System.

         10.2 Title to and risk of loss of Liquid Argon shall pass to Buyer at the Liquid Argon Delivery Point.

                         PART V - PRICING AND REPRICING

ARTICLE 11 - PRICING AND REPRICING

         11.1 As promptly as possible after the end of each Month, Seller will read the metering equipment installed pursuant to Article 12 to determine the quantities of oxygen and nitrogen delivered to Buyer during such Month. Based upon such readings, Seller will invoice Buyer and Buyer will pay Seller in accordance with the prices set forth below as adjusted under Articles 11.4 and
11.8 plus the amount of any sales, use or other excise taxes now or hereafter imposed by law on Buyer by reason of such sale or delivery.

BASE GASEOUS OXYGEN PRICE
         FIRST BLOCK
         First XXXXXXXX Cubic Feet per Month      $ XXXXXXXX per Month
         SECOND BLOCK
         Next XXXXXXXX Cubic Feet per Month       $ XXXXXXXX per 100 Cubic Feet

BASE SUPPLEMENTAL OXYGEN PRICE
         Any Quantity                             $ XXXXXXXX per 100 Cubic Feet

BASE GASEOUS NITROGEN PRICE
         FIRST BLOCK
         First XXXXXXXX Cubic Feet per Month      $ XXXXXXXX per Month
         SECOND BLOCK
         Next XXXXXXXX Cubic Feet per Month       $ XXXXXXXX per 100 Cubic Feet

BASE SUPPLEMENTAL NITROGEN PRICE
         Any Quantity                             $ XXXXXXXX per 100 Cubic Feet

         11.2 Buyer will be obligated to pay Seller for a minimum of XXXXXXXX Cubic Feet of Gaseous Oxygen each Month at the then current First Block Gaseous Oxygen Price as set forth in Article 11.1, as adjusted under Article 11.4, even if no oxygen is taken by Buyer during any such Month.

         11.3 Buyer will be obligated to pay Seller for a minimum of XXXXXXXX Cubic Feet of Gaseous Nitrogen each Month at the then current First Block Gaseous Nitrogen Price as set forth in Article 11.1, as adjusted under Article 11.4, even if no nitrogen is taken by Buyer during any such Month.

         11.4 The Base Gaseous Nitrogen Prices will be adjusted as of the first day of each Quarter during the term of this Agreement based upon changes in the cost of electric power and the Producer Price Index-Industrial Commodities Less Fuel (BLS Series ID# WPU03T15M05), hereinafter the "PPI", using the following formula:

                                    (Enew)       (PPInew)
                    NPn = BPn [.40 ------- + .40 --------- +.20]
                                   (Ebase)       (PPIbase)

where:

NPn               =        New Gaseous Nitrogen Price

BPn               =        Base Gaseous Nitrogen Price

and Ebase, Enew, PPIbase and PPInew shall have the meanings set forth below in this Article 11.4.

The Base Gaseous Oxygen Prices set forth in Article 11.1 will be adjusted as of the first day of each Quarter during the term of this Agreement based upon changes in the cost of electric power, the PPI and the quantities of oxygen delivered by Seller to Buyer under this Agreement using the following formula:

         NPo = BPo x {(.54 x (Enew/Ebase)) + (.20 x (PPInew /PPIbase)) + 0.26} x (LFbase/LFnew)

Where:
         NPo =    New Gaseous Oxygen Price

         BPo =    Base Gaseous Oxygen Price

         LFbase = XXXXXXXX

                                           T
         LFnew = The lesser of LFbase or  ---
                                           H
 Where:

         T = The aggregate quantity of Gaseous Oxygen and Supplemental
             Oxygen delivered by Seller to Buyer under this Agreement during the Quarter immediately preceding the Quarter in which an adjustment becomes effective; and

         H = The average of the highest twelve (12) aggregate quantities of Gaseous Oxygen and Supplemental Oxygen delivered by Seller to Buyer under this Agreement during any hours of the applicable Quarter referenced in the definition of T above, multiplied by the total number of hours in such Quarter. Examples illustrating the intent of the parties with respect to the calculation of LFnew are set forth in Exhibit E attached hereto and made a part hereof.

PPIbase =     The three month average of the PPI as published by the
              United States Department of Labor, Bureau of Labor Statistics for the Months of January, February and March, 2002.

PPInew = The average monthly PPI published by the United States Department of Labor, Bureau of Labor Statistics for the Quarter immediately preceding the Quarter in which an adjustment is made using the most current data available at the end of any such Quarter. If the PPI is revised and published on some other base, the values will be adjusted to the new base in accord with such conversion schedule or factor as may be supplied by the Bureau of Labor Statistics.

Enew =        XXXXXXXX

Ebase =       $ XXXXXXXX /kWh

              Buyer will have the right through an independent third party auditor to audit the data and calculations used by the Seller in performing its obligations under this Agreement with respect to the calculation of Enew and Ebase pursuant to this Article 11. The auditor will report to Buyer only the auditor's conclusion as to what the auditor considers the correct application of the terms and conditions of this Agreement, and will not divulge any of the detailed factors or assumptions behind the auditor's conclusion. Buyer will provide not less than thirty (30) days prior written notice of its intention to initiate any such audit. Each audit must be initiated not later than the end of the sixth month following the Quarter under audit. Payment of auditor's fees will be shared equally between Buyer and Seller.

         11.5 This Article intentionally left blank.

         11.6 Seller will invoice Buyer and Buyer will pay Seller for Liquid Argon supplied hereunder in accord with the price set forth below, as adjusted in accord with Article 11.7, plus the amount of any sales, use or other excise tax now or hereafter imposed in connection with the supply of Liquid Argon hereunder.

         BASE LIQUID ARGON PRICE

         Any Quantity (up to XXXXXXXX Cubic       $ XXXXXXXX per 100 cubic feet

         Feet per Month)

         In addition to the price set forth above, Buyer will pay to Seller each Month during the term of this Agreement beginning with the Month in which the Agreement Date occurs a Base Liquid Argon Monthly Charge of $XXXXXXXX plus the amount of any sales, use or other excise tax related thereto; provided, however, in the event this Agreement terminates on a date other than the last day of a Month, such charge shall be prorated for such Month.

         11.7 The Base Liquid Argon Price set forth in Article 11.6 shall be adjusted on the first day of each Quarter during the term of this Agreement based upon changes in the cost of electric power and the PPI using the following formula:

                                    (Enew)       (PPInew)
                    NPa = BPa [.40 ------- + .40 --------- +.20]
                                   (Ebase)       (PPIbase)
where:

         NPa = New Liquid Argon Price

         BPa = Base Liquid Argon Price

and Ebase, Enew, PPIbase and PPInew shall have the same meanings as provided in
Article 11.4.

         11.8 The Base Supplemental Oxygen Price and the Base Supplemental Nitrogen Price set forth in Article 11.1 may be adjusted by Seller at any time during the term of this Agreement by giving Buyer not less than thirty (30) days prior written notice of the effective date of the adjustment. In the event Buyer is able, within sixty (60) days following receipt of Seller's notice of adjustment, to provide Seller with documentary evidence that it can obtain a lower price for Supplemental Oxygen or Supplemental Nitrogen and Seller is unwilling to either meet that lower price or rescind the notice of adjustment within thirty (30) days after Seller receives such documentary evidence, Buyer shall have the right to purchase Supplemental Oxygen or Supplemental Nitrogen from another supplier. Any increases under this Article 11.8 will be limited to 5% per Contract Year.

         11.9 If the PPI referred to in Article 11.4 is revised and published on some base other than 1982=100, the values of PPIbase and PPInew used in the price formulas in Articles 11.4 and 11.7 will be adjusted to the new base in accord with such conversion schedule or factor as may be supplied by the publisher of such index. Should any of the publications or schedules containing PPIbase, PPInew, Ebase, or Enew cease to exist or generate the necessary data, a new index will be established by reference to other public sources of similar information as may be mutually agreed upon by the parties. If no other public source of such information is available, then the parties will in good faith establish a new method for determining a similar index within sixty (60) days of the acknowledged cessation of the public source data.

                     PART VI - GENERAL TERMS AND CONDITIONS

ARTICLE 12 - OXYGEN AND NITROGEN METERS

         12.1 Seller has installed or will install meters on Seller's Oxygen Pipeline and Seller's Nitrogen Pipeline at the Meter and Receiver Site and at the existing nitrogen meter station depicted in Exhibit A to measure the quantities of Gaseous Oxygen, Supplemental Oxygen, Gaseous Nitrogen and Supplemental Nitrogen delivered hereunder. The meters shall be operated and maintained by Seller. Buyer grants to Seller the right of access to the Meter and Receiver Site during the term of this Agreement, and thereafter, for the removal of same. Buyer, at its expense, will provide a roadway to the Meter and Receiver Site. Buyer, at its expense, will provide facilities for and will deliver 110-volt electric power to the metering equipment. Seller has installed or will install a communications system from the metering equipment to the Oxygen Supply System and Nitrogen Supply System by a mutually acceptable route over Buyer's property. Buyer grants to Seller the right of access to the communications system for the purpose of maintaining said system during the term of this Agreement, and thereafter, for the removal of same.

         12.2 Seller, at its expense, will test, calibrate and certify the metering equipment at regular intervals (at least annually) as determined by Seller, and Buyer may have its representatives present during such tests. Copies of the calibration certification shall be provided to Buyer. Readings will be corrected to standard cubic feet measured at 70 degrees Fahrenheit and 14.696 pounds per square inch absolute pressure. At any time requested by Buyer, Seller will test the metering equipment in the presence of Buyer's representatives, and if the metering equipment is found on such test to be accurate, Buyer will pay Seller the cost and expense of such test, but if the metering equipment is found on such test to be inaccurate, then the cost and expense of such test and of correcting the inaccuracy in the metering equipment will be borne by Seller. If on any test any metering equipment is found to be inaccurate, a correcting invoice will be rendered to cover the actual amount of oxygen or nitrogen delivered to Buyer through such metering equipment for the thirty (30) day period prior to the date on which such test was made, or the period from the date such metering equipment was last tested and considered accurate whichever period is shorter. If on any test of any metering equipment its inaccuracy is not over two percent (2%), either fast or slow, such metering equipment will be considered accurate.

ARTICLE 13 - SPECIFICATIONS

         13.1 Oxygen delivered hereunder will be at least 99.5% pure. Nitrogen delivered hereunder will be at least 99.999% inert with a dewpoint of not over minus 84 degrees Fahrenheit temperature. Argon delivered hereunder will be at least 99.998% pure with a dewpoint of not over minus 80 degrees Fahrenheit temperature. Buyer may refuse delivery of any oxygen, nitrogen or argon which does not conform to the foregoing specifications by providing Seller with verbal notice within eight (8) hours and subsequent written confirmation within five
(5) days of delivery thereof and no charge will be made for any oxygen, nitrogen or argon so refused. Seller will immediately, or as soon as practicable, replace any such refused oxygen, nitrogen or argon with conforming oxygen, nitrogen or argon at the same price as that oxygen, nitrogen or argon which was so refused by Buyer. Since Buyer may obtain devices which have the capability of testing the purity of oxygen, nitrogen or argon delivered hereunder and may refuse at no cost oxygen, nitrogen or argon delivered hereunder which does not meet the foregoing specifications, no claim of any kind with respect to oxygen, nitrogen or argon delivered hereunder, whether or not based on negligence, warranty, or any other theory of law will be greater than the purchase price of the quantity of nonconforming oxygen, nitrogen or argon in respect to which such claim is made. This represents Buyer's exclusive remedy with respect to claims relating to the purity of oxygen, nitrogen or argon. Seller will have no liability for any incidental, consequential, indirect or special damages hereunder. THERE ARE NO EXPRESS WARRANTIES BY SELLER WITH RESPECT TO OXYGEN, NITROGEN OR ARGON OTHER THAN THOSE SPECIFIED IN THIS ARTICLE 13. NO WARRANTIES BY SELLER (OTHER THAN WARRANTY OF TITLE AS PROVIDED IN THE UNIFORM COMMERCIAL CODE) SHALL BE IMPLIED OR OTHERWISE CREATED UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING BUT NOT LIMITED TO WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

         13.2 At the beginning of each Month during the term hereof Seller shall provide Buyer with a Certificate of Conformance indicating that oxygen and nitrogen delivered hereunder during the immediately preceding Month conformed to the specifications set forth in Article 13.1.

ARTICLE 14 - PAYMENT

         14.1 Terms of payment for all products and services provided under this Agreement will be net thirty (30) days following the date of invoice. If Buyer fails to make timely payment in accordance with the terms of this Agreement, or its financial responsibility becomes otherwise impaired, Seller reserves the right, among other remedies, to:

                  (a) Refuse to supply oxygen, nitrogen or argon except for receipt of cash with order and/or payment in full of all outstanding charges; and/or

                  (b) Assess and collect from Buyer a monthly late charge on any delinquent balance at the interest rate permitted by law which charge shall be payable by Buyer within fifteen (15) days following the date of invoice therefor.

         14.2 If Buyer fails to make timely payment in accordance with the terms of this Agreement and such failure continues for a period of thirty (30) days following written notice of such failure by Seller, Seller shall have the right to terminate or suspend this Agreement.

ARTICLE 15 - TAXES

         15.1 Subject to the provisions of Articles 11.1 and 11.6, Seller shall pay or cause to be paid the taxes lawfully levied by any federal, state or local governmental authority on Seller, including without limitation any taxes applicable to any product delivered hereunder prior to its delivery to Buyer, and Seller shall hold Buyer harmless therefrom. Buyer shall pay all taxes lawfully levied by any federal, state or local governmental authority on Buyer, including without limitation any taxes applicable to any product delivered hereunder at and after delivery thereof to Buyer or for the account of Buyer, and shall agree to hold Seller harmless therefrom. If Seller is required to remit or pay any taxes that are lawfully levied on Buyer, Buyer shall reimburse Seller for such remission or payment within thirty (30) days following the date of Seller's invoice therefor. If Buyer is required to remit or pay any taxes that are lawfully levied on Seller, Seller shall reimburse Buyer for such remission or payment within thirty (30) days following the date of Buyer's invoice therefor. Notwithstanding the foregoing, Buyer shall have no liability for any taxes which are derived from Seller's gross or net income or for the Michigan Single Business Tax.

ARTICLE 16 - CONTINGENCIES

         16.1 Neither party hereto will be liable to the other for default or delay in the performance of any of its obligations hereunder (except any obligation to make payments when due) due to an act of God, accident, fire, flood, storm, riot, war, sabotage, explosion, strike, labor disturbance or other concerted acts of workers beyond the reasonable control of the party claiming excuse from performance which has the effect of disrupting the claiming party's ability to perform hereunder and which also meets the other tests set forth in this Article 16.1, national defense requirement, governmental law, ordinance, rule or regulation, whether valid or invalid, extraordinary failure of equipment or apparatus, inability to obtain electricity (whether or not such electricity is purchased on an interruptible basis) or other type of energy, raw material, labor, equipment or transportation, or any similar or different contingency beyond its reasonable control which would make performance commercially impracticable whether or not the contingency is of the same class as those enumerated above, it being expressly agreed that such enumeration shall be nonexclusive, provided however, neither business downturn nor economic conditions will qualify as a contingency within the meaning of this Article 16.

         16.2 If, for any period, a contingency covered by Article 16.1 reduces or fully interrupts the delivery of oxygen or nitrogen hereunder, Buyer and Seller will have no commitment under Articles 2.1 or 6.1. In that event, Seller will allocate in a fair and reasonable manner, between Buyer and Seller's own needs and customers elsewhere, any oxygen or nitrogen which Seller has reasonably available in storage within the Oxygen Supply System or Nitrogen Supply System. Seller will so deliver such oxygen or nitrogen to Buyer, and Seller will give prompt notice to Buyer of the reduction or interruption. Buyer will accept and pay for any such oxygen or nitrogen so delivered before said notice is given. Upon receiving said notice, Buyer will either advise Seller to discontinue said deliveries or request that they be continued. Seller will continue said deliveries, if so requested, for as long as Seller, in its discretion, deems that its own needs and contract commitments to others will permit. Buyer will pay for any such oxygen or nitrogen delivered pursuant to this Article 16.2 at the price for Supplemental Oxygen or Supplemental Nitrogen, as the case may be, specified in Article 11.1 as adjusted under Article 11.8 plus any additional costs related to special handling.

         16.3 During any Month in which the quantity of Gaseous Oxygen or Gaseous Nitrogen purchased by Buyer is less than the minimum purchase obligation set forth in Articles 11.2 or 11.3, respectively, because of a contingency as provided in Article 16.1 affecting Seller or Buyer, Buyer's minimum purchase obligation for such Month shall be reduced pro rata according to the duration of the contingency during such Month and the term of this Agreement shall be extended one (1) day for each contingency day or part thereof which has caused said reduction in Buyer's minimum purchase obligation.

         16.4 In the event a Seller's contingency reduces or eliminates Seller's capability to produce and/or deliver Liquid Argon, Seller will allocate Liquid Argon among the requirements of all its regular customers in a fair and reasonable manner.

         16.5 As utilized in Article 16.1 "extraordinary failure of equipment or apparatus" shall mean a failure of equipment or apparatus that arises from causes beyond Buyer's or Seller's control, rather than failure that arises from Buyer's or Seller's lack of proper operation, maintenance, design, or engineering.

ARTICLE 17 - ASSIGNMENT

         17.1 This Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties hereto and except as provided below, any assignment of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, shall be void. Either party may assign its rights under this Agreement, including its right to receive payments hereunder, to a subsidiary, affiliate or any financial institution, but in such case the assigning party shall remain liable to the other party for the assigning party's obligations hereunder. The nonassigning party shall promptly acknowledge such assignment in writing after notice of assignment is received from the assigning party.

ARTICLE 18 - LIABILITY

         18.1 Buyer acknowledges that there are hazards associated with the storage, use and handling of argon, oxygen and nitrogen and Buyer agrees that its personnel concerned with argon, oxygen and nitrogen are aware of such hazards. Buyer shall be responsible for complying with all relevant reporting obligations under all applicable laws, including but not limited to the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11049 (EPCRA, also commonly known as Title III of the Superfund Amendments and Reauthorization Act of 1986, SARA Title III) resulting from the presence at Buyer's Plant of argon, oxygen and nitrogen supplied under this Agreement. Buyer shall be responsible for warning and protecting its employees, independent contractors and others exposed to the hazards posed by Buyer's storage, use and handling of argon, oxygen and nitrogen. Buyer also assumes all responsibility for the suitability and the results of using oxygen, nitrogen and argon alone or in combination with other articles or substances and in any manufacturing process. Buyer will notify Seller in advance of any anticipated construction, renovation, or change in operations in the area of the Meter and Receiver Site or the Liquid Argon Storage System so that any hazards associated with same can be minimized. Neither party will be liable to the other party for any loss or damage to the other's property which may occur because of the performance of this Agreement regardless of which party may be negligent. Neither Buyer nor Seller will be liable for any incidental, consequential, indirect or special damages or charges under this Agreement. Buyer will receive documents from Seller, including Seller's Material Safety Data Sheet(s) containing Seller's safety and health information pertaining to argon, oxygen and nitrogen delivered hereunder and Buyer will incorporate such information into Buyer's safety program. Each party hereby agrees to indemnify the other and hold the other harmless from any actions, lawsuits, demands, claims, losses, expenses, costs, including but not limited to legal fees, and damages, arising from the injury, illness or death of their respective employees while engaged in activities connected with this Agreement, whether or not such injury, illness or death is claimed to have been caused by, resulted from, or was in any way connected with the negligence of the party to be indemnified.

         18.2 Buyer will hold Seller harmless from and against liens and claims against any of Seller's equipment due to its location at Buyer's Plant.

ARTICLE 19 - DURATION OF AGREEMENT

         19.1 This Agreement will be in effect from the Agreement Date and will continue in effect until December 1, 2011 or as may be extended pursuant to
Article 16.3 and thereafter until terminated by either party upon giving not less than twelve (12) months prior written notice of such termination to the other party.

ARTICLE 20 - PRIOR AGREEMENT

         20.1 Effective as of the Agreement Date, this Agreement shall supersede and cancel the existing agreement dated November 16, 1993, as amended, between the parties hereto relating to the supply of oxygen, argon and nitrogen to Buyer's Plant.

ARTICLE 21 - EARLY TERMINATION OF AGREEMENT

         21.1 If Buyer permanently shuts down its iron and steelmaking operations at Buyer's Plant, then Buyer may terminate this Agreement per the schedule below by providing Seller not less than one hundred eighty (180) days prior written notice of such termination. A termination fee, as liquidated damages and not as a penalty, determined in accordance with the following schedule, shall be payable by Buyer to Seller not less than ninety (90) days prior to the effective date of such termination:



The Effective Date of Termination                            Termination Fee
---------------------------------                            ---------------
Before December 31, 2002                                     $  12,000,000

January 1, 2003 through December 31, 2003                    $   9,000,000

January 1, 2004 through December 31, 2004                    $   6,000,000

January 1, 2005 through December 31, 2005                    $   3,000,000

January 1, 2006 or later                                     $           0

ARTICLE 22 - PURCHASES BY BUYER FROM A THIRD PARTY

         22.1 In the event that Seller is unable to supply all or any part of Buyer's requirements for Supplemental Oxygen or Supplemental Nitrogen for any reason during the term hereof, Buyer shall have the right to purchase such requirements, or part thereof, from another supplier during the period of such inability. This right of Buyer shall not entitle Buyer to recover from Seller any incidental, indirect, consequential or special damages or any part of the purchase price paid to any such other supplier, including but not limited to the difference between the price of such other supplier and the prices specified herein. Upon notice from Seller that the inability to supply on the part of Seller has concluded, Buyer shall promptly resume its purchases from Seller.

         22.2 During the term of this Agreement Buyer shall have the right to initiate good faith negotiations with Seller for the purpose of determining whether the prices for Supplemental Oxygen and Supplemental Nitrogen set forth herein, as adjusted as provided herein, are fair market prices. In making such a determination, the parties shall take into consideration all of the terms and conditions contained in this Agreement, including without limitation instantaneous delivery rates, delivery pressures, backup obligations, minimum take or pay obligations, requirement obligations, repricing provisions, payment terms and the duration of this Agreement. Buyer may exercise its right under this Article 22.2 at any time during the term of this Agreement. In the event Buyer exercises such right and Buyer and Seller are unable to agree whether the prices set forth herein for Supplemental Oxygen or Supplemental Nitrogen are fair market prices, Buyer may request competitive bids from other responsible suppliers. If as a result of any such request Buyer receives credible written evidence that Supplemental Oxygen or Supplemental Nitrogen can be supplied to Buyer's Plant by a responsible third party supplier under terms and conditions substantially the same as those contained in this Agreement at the time of such request and at a price that is lower than the price for Supplemental Oxygen or Supplemental Nitrogen set forth herein, as adjusted as provided herein, Buyer shall furnish such evidence to Seller and if, within thirty (30) days after receipt of such evidence, Seller does not agree to meet such lower price, Buyer may elect, within thirty (30) days thereafter, to purchase all or a portion of the product or products (Supplemental Oxygen or Supplemental Nitrogen) to which such lower price applies from such third party supplier by giving Seller not less than thirty (30) days prior written notice of such election. If Seller agrees to meet the lower price, such price shall become effective on the first day of the Month following the Month in which the evidence of such lower price is received by Seller.

ARTICLE 23 - RESOLUTION OF DISPUTES

         23.1 In the event that a party to this Agreement has reasonable grounds to believe that the other party hereto has failed to fulfill any obligation hereunder, or, that its expectation of receiving due performance under this Agreement may be impaired, such party will promptly notify the other party in writing of the substance of its belief. The party receiving such notice must respond in writing within thirty (30) days of receipt of such notice and either provide evidence of cure of the condition specified or provide an explanation of why it believes that its performance is in accordance with the terms and conditions of this Agreement, and also specify three (3) dates, all of which must be within thirty (30) days from the date of its response, for a meeting to resolve the dispute and by providing either (a) evidence of cure of the condition specified, or (b) evidence that said party has diligently commenced to cure the condition specified and will diligently continue to prosecute such cure, or (c) an explanation of why it believes that its performance is in accordance with the terms and conditions of this Agreement. The claiming party will then select one
(1) of the three (3) dates, and a dispute resolution meeting will be held. In addition, each party shall have the right to require that the responsible officers from each of the companies who is authorized to execute or amend this Agreement be in attendance at such dispute resolution meeting. If the parties cannot, in good faith discussions, resolve their dispute, they will be free to pursue the remedies allowed under law without prejudice.

ARTICLE 24 - EASEMENTS AND RIGHTS OF WAY

         24.1 Buyer shall provide Seller at no cost during the term hereof with any necessary rights of way on, over, across or through Buyer's Plant as Seller may require for the installation, operation and maintenance of Seller's Oxygen Pipeline and Seller's Nitrogen Pipeline.

ARTICLE 25 - BUYER'S AND SELLER'S AUTHORIZED REPRESENTATIVES

         25.1 Buyer's and Seller's authorized representatives shall have the right to enter the Meter and Receiver Site at all times. Buyer shall exercise all reasonable precautions to prevent its unauthorized employees or anyone other than Seller's representatives or Buyer's employees authorized by Seller from altering, repairing, adjusting or tampering with any of Seller's equipment located at Buyer's Plant and to prevent trespassing on or entrance to the Meter and Receiver Site by any unauthorized person or persons.

ARTICLE 26 - FAIR LABOR STANDARDS ACT

         26.1 Seller represents that all oxygen, nitrogen and argon delivered to Buyer hereunder will be produced in compliance with the Fair Labor Standards Act of 1938, as amended.

ARTICLE 27 - HEADINGS

         27.1 Headings and titles are for convenience of reference only, and are not to be used in the interpretation of any provision herein.

ARTICLE 28 - SMOKING AND OPEN FLAMES

         28.1 Buyer agrees to prohibit smoking or unauthorized open flames within the Meter and Receiver Site and to prohibit the storage of highly flammable materials within 100 feet thereof in order to minimize the risk of fire exposure.

ARTICLE 29 - NON-WAIVER

         29.1 Either party's failure to enforce any rights or remedies it may have hereunder shall not constitute a waiver of any other subsequent rights or remedies.

ARTICLE 30 - APPLICABLE LAW

         30.1 This Agreement shall be construed in accordance with the laws of the State of Michigan.

ARTICLE 31 - NOTICES

         31.1 Any notice required to be given by either party to the other under any provisions of this Agreement shall be in writing and sent by mail to the other party, as follows:

                  SELLER:      Praxair, Inc.
                               7000 High Grove Blvd
                               Burr Ridge, IL  60521
                               Attn: Region Vice-President
                               Fax:  630-320-4506

                  BUYER:       Rouge Steel Company
                               3001 Miller Road
                               Dearborn, MI 48121-1699
                               Attn: Director, Purchasing and Transportation

                  INVOICES:    Rouge Steel Company
                               3001 Miller Road
                               Dearborn, MI  48121-1699
                               Attn:  Accounts Payable

or to such other party or such other address as either party shall from time to time designate for the purpose.

ARTICLE 32 - ENTIRE AGREEMENT

         32.1 The entire agreement is contained herein. The parties acknowledge that they have read and understand this Agreement, that they have consulted with counsel of their choice regarding this Agreement, that there are no other promises, representations or warranties affecting this Agreement, and that any other or different terms and conditions in any purchase orders issued or accepted hereunder shall be deemed null and void. Neither of the parties shall be bound by any decision, definitions, warranties, or representations with respect to the subject matter hereof other than as expressly provided herein, or as duly set forth on or subsequent to the date hereof in writing and signed by the parties to be bound thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


ROUGE STEEL COMPANY                            PRAXAIR, INC.

By: /s/ Gary P. Latendresse                    By:    Paul J. Bilek
   --------------------------                     --------------------------

Title:  Vice Chairman & CFO                    Title: Executive Vice President
      -----------------------                        -----------------------

Date:  12-03-02                                Date:  12-09-02
     ------------------------                       ------------------------